Exhibit 99.1


                               Contacts:  Matthew Sherman / Joele Frank
                                          Joele Frank, Wilkinson Brimmer Katcher
                                          (212) 355-4449

                                          Cara O'Brien / Lila Sharifian
                                          Financial Dynamics
                                          (212) 850-5600


FOR IMMEDIATE RELEASE
---------------------

                STEVEN MADDEN, LTD. RESPONDS TO BARINGTON CAPITAL

LONG ISLAND CITY, N.Y., December 23, 2004 - Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer, wholesaler and marketer of fashion footwear for women, men and children, today announced that its Outside Directors have sent Barington Capital Group LP the following letter, in response to Barington Capital's letter dated December 13, 2004.

Attached is the full text of the letter sent from Steven Madden, Ltd.'s Outside Directors to James A. Mitarotonda on December 23, 2004:

December 23, 2004

Barington Capital Group
888 Seventh Avenue
New York, New York  10019

Attention:  Mr. James A. Mitarotonda

Dear Sir:

     The Board of Directors of Steven Madden Ltd. has read, considered and discussed your letter of December 13, 2004.

     You have quite a number of comments, criticisms and complaints about the Company, its business, its performance, its management and, at least by implication, its Board. You also complain about the way you have been treated in the past few months, which you assign as the reason for writing to the "Outside Directors" of the Company. We are responding.

     In an effort to be constructive, we will address business issues first and certain procedural matters thereafter.

     We appreciate your laudatory public comments about our election of Hal Kahn to the Board. Obviously, our judgment coincided with your statements that he is "one of the most respected leaders in the retail and merchandising sector" and that "his track record and experience are outstanding." We also agree with your statement that "the Steve Madden brand remains strong and the Company has the potential to once again become a growing and highly profitable enterprise." Finally, we are confident the Company can successfully leverage off of its strengths and can implement strategic initiatives that together will complete our navigation of the difficult market environment of recent experience and reposition us for solid growth.

     At the same time, we are also mindful - as you should be - how far we have progressed since the July 2001, when we had a leadership change. Since the Fall of 2001, footwear companies, such as Steven Madden, Ltd., have faced daunting challenges driven by fast-changing industry trends. In sum, our Company has successfully weathered a difficult and challenging environment over the past three years. In this context, we think it has achieved a record of solid performance, although we recognize its performance can and should be improved. It will be. However, contrary to the picture of doom and gloom you paint, the Company also has enjoyed significant achievements:

     o Since the Fall of 2001, our stock price has climbed steadily from a low of $9.00 per share (closing price 10/22/01) hitting a high of $23.65 on December 2, 2003. Recently, it has traded within a range of $16.00 - $20.00 per share, and yesterday it closed at $18.90.

     o In this period our stock price has increased 107% vs. a comparable average of 92% for other footwear wholesalers (i.e., Kenneth Cole, Stride Rite and Skechers), and a comparable average of 61% for other footwear retailers (e.g., Brown Shoe, Genesco and Payless). The S&P 500 rose only 11% in the same period.

     o Our Company's two-year top-line sales growth over the period 2001 to 2003 is 33%. Only one competitor in the sector even achieved double-digit sales growth above 20% (Kenneth Cole at 21%) and the remainder trail far behind.

     o Our Company's current LTM P/E multiple of 18.7x (as of 12/22/04) is competitive in comparison with the sector median of 17.1.

     o Our Company's balance sheet remains one of the strongest in the industry.

     Turning to your specific comments about Steven Madden Ltd., its business, its performance and its management, we will address them essentially as presented.

Reduce Operating Expenses
-------------------------

     In general, operating expense reduction is a universal objective to which we and virtually every other company aspire. Overall, management has done a commendable job in the face of difficult conditions, in particular retaining several key personnel, while at the same time keeping operating expenses in line with the competition (e.g., Kenneth Cole, Payless, Skechers, Stride Rite, Timberland, Wolverine, Genesco, Deckers and Brown Shoe). Moreover, we have implemented measures intended to achieve maximum efficiency in this area.

     In addition, in its core business our Company has largely succeeded in increasing market share without sacrificing balance sheet strength. To be sure, there is and will continue to be corresponding pressure on gross margin. In addition, operating income for the entire Company has been adversely affected by the downturn in business in the L.E.I. and Madden Men's divisions. This is fundamentally the reason for what you characterize as the Company's decline in "operating income margin." Management is addressing the problems in those divisions with specific remedial measures, notably the addition and realignment of certain personnel and the elimination of others. Your implication that the Company's operating expenses - that is, expenses not included in cost of goods sold - have been increasing relative to sales is simply incorrect; management has consistently held the line on SG&A expenses, especially in light of growth factors such as the addition of new stores and the introduction of new divisions. That said, every opportunity for expense reduction, including compensation and headcount, are under review to insure that we are operating as efficiently as possible. We note parenthetically that nearly 87% of the Company's headcount is in the retail division.

"Pay for Performance" Compensation Structure
--------------------------------------------

     The most senior levels of the Company's sales staff - which are its lifeblood - are almost exclusively compensated on an incentive/commission basis. Other senior level managers are subject to compensation incentives which are heavily weighted toward achieving operating objectives, such as increases in EBITDA. These compensation plans have been in place for some time and were instituted with expert assistance. In certain cases, particularly in the sales area, incentives were needed to keep valuable key personnel in the face of aggressive competitive attempts to lure them away from the Company at the time our leadership change in 2001.

     You criticize the ad hoc exchange in 2003 by our CEO and certain other senior executives of option grants, to which they were contractually entitled, for cash. Those exchanges were intended to, and did, facilitate the Company's overall objective to maintain a cap on its option grants per year at a level of 5% of shares outstanding. Significantly, the value of the options surrendered exceeded the cash consideration paid for such surrender as determined by the customary Black-Scholes method. Finally, we note those transactions occurred in 2003, and were disclosed in the 2004 proxy statement, long before you filed your
Schedule 13D filing announcing your acquisition of shares of our Company. You also fail to note two other occasions disclosed in our proxy statements - one occurring in 2002 and a second in 2003 - when Mr. Karson voluntarily relinquished shares subject to his own option to make them available for another key employee. But the main question we have is, if you found these exchanges inappropriate or disturbing, and if you found Mr. Karson's stewardship to be inadequate, as you now assert, why you would make what you term an "investment", amounting to $18.7 million in the company and not instead turn elsewhere to invest the funds for which you have fiduciary responsibilities of trust and confidence to your investors?

Licensing
---------

     We infer from your letter a general suggestion that the Company is overlooking licensing as a "cure-all" for everything that ails our business. We recognize licensing our own valuable brands can represent an opportunity for profitable growth, but the wrong partner can quickly become a source of brand dilution and attendant adverse consequences. With the Board's direction, management is working diligently on a variety of attractive initiatives and would hope to be able to announce one or more licensing or other similar arrangements in the near future. We emphasize, however, these types of relationships can only be developed deliberately, prudently and in harmony with an overall strategy of maximizing brand awareness and thereby sales revenues. It should not be done on an ad hoc, one-off basis.

Systems and Logistics Infrastructure
------------------------------------

     The Steven Madden Ltd. system portfolio consists entirely of industry leading integrated business system applications that have enabled the Company to grow from $30 million to $350 million annually in the past seven years. All our systems are integrated into a single back office financial system. The same system architecture will support growth well into the future with little or no increase in operational and capital expenditures, and our systems are being imitated and utilized by other top of the line competitors.

     Our retail back office and point of sale systems are completely integrated with one another and with our back office financial system. Our point of sale system is used by numerous other retailers who operate in our space and in related spaces. Our current retail system will support over 300% growth and is capable of reporting daily sales and receipts for every store every morning 99% of the time, something most other retailers cannot match. This system is run by two employees in our headquarters office.

     Your comments about inventory management and 3rd quarter growth have nothing to do with our systems or our capability to monitor, track or manage quarter-end inventory levels. Our systems give us complete inventory visibility at all times.

Corporate Governance
--------------------

     We fully understand the enhanced sensitivities, as well as new legal requirements, associated with business relationships with our directors. These are subject to continual and diligent attention and review. These relationships are legal, fully disclosed and, in our view, entirely appropriate and beneficial to the interests of all our stockholders, which must always be the final touchstone. We find it presumptuous on your part - with your record of regulatory sanctions and other difficulties - to acquire our stock with full knowledge of facts such as these and then disingenuously to write us a public letter sanctimoniously criticizing our corporate governance.

     We are confident, and we are competently advised, that our approach to matters such as the identity of the roles of Chairman and CEO, the terms of our change-in-control termination agreements which you pejoratively refer to as "golden parachutes" and the fact that the Company has a stockholder rights plan are all well within the standards observed by many other reputable, successful, well-managed and profitable public companies, large and small. That said, we will continue our own careful attention with the expert advice of our outside advisors to current concerns you purport to represent. If, as and when any changes are appropriate or necessary, we will make them on our own initiative - whether or not you suggest them.

Use of Corporate Cash
---------------------
     Due, in part, to the volatility of the sector, many profitable footwear companies maintain large cash reserves, and Steven Madden, Ltd. is no exception. Nevertheless, in pursuit of the interests of shareholders, the Company has been engaged in a share repurchase plan, which was amended effective as of January 1, 2004. The plan currently provides for share purchases in the aggregate amount of $20 million. To date, the Company has repurchased a total of 545,100 shares for an aggregate of $9.7 million in the current fiscal year ending December 31.

     We are studying the question whether any additional portion of the Company's cash ought to be dedicated to accelerating this repurchase program, implementing a self-tender offer (by Dutch auction or otherwise) or instituting a cash dividend on the common shares (or some combination of those initiatives). Naturally, we will need to take account of the Company's anticipated capital needs, its plans for growth in the retail area, projected operating cash needs, projected short- and long-term interest rates, trends in the capital markets and other contingencies before reaching any decision to dedicate additional cash to share repurchases or dividends, including assurance that any such expenditure of corporate resources would not disproportionately advantage any single shareholder or shareholder group. We expect to complete our review in the near term.

     In this context, we are bound to observe in numerous cases where you have unilaterally involved yourself in the affairs of a public company without the board's invitation, you have proposed distributing company cash to shareholders in some fashion. We see a pattern. We therefore ask whether your suggestion in our own case is merely a favorite gambit in your arsenal of activist tactics or is a product of careful analysis of all factors we must consider in deciding whether corporate cash really should be used for such a program. Indeed, while your letter claims the Company shares you hold "are not for sale" at this time, you do not deny you have let it be known you would ransom those shares to the Company for a sufficiently high price. We are especially concerned about this issue since the public record reveals you participated in a sale of shares to the issuer Thistle Group Holdings, Co. in October 2002 for a premium price to the prevailing market, plus an additional payment of $.75 per share, in exchange for a five-year standstill agreement.

Stock Option Grants
-------------------

     We think your approach to this issue is both misguided and mis-apprehending. First, the options outstanding at last year's end that were then exercisable were less than 15% of the total number of shares outstanding. Second, and more important, the number of options granted in each of the past three years has decreased both in absolute terms and as a percentage of the total number of share outstanding at the end of the preceding year. Grants in the years 2002 - 2004 were 696,000 shares, 403,000 shares and 380,000 shares, respectively. These represented 5.7%, 3.2% and 2.9% of the shares outstanding at the end of the preceding year, respectively. From the end of 2002 to the end of 2003 the total number of options outstanding, both currently exercisable and unexercisable, decreased from 2,345,000 shares to 2,274,000. While the number of outstanding options (vs. options granted which decreased) has increased somewhat this year, that is because there is a large number outstanding with exercise prices at, above or close to the current market price, as a result of which there have been fewer recent exercises. Finally, the grant of 380,000 options in 2004 was more than offset by the acquisition of 545,100 treasury shares in 2004 pursuant to the Company's repurchase program. In sum, our option program already is moderating, without any suggestions from Barington.

Attack on the Company's CEO
---------------------------

     We decline your transparent attempt to transform the business issues facing our Company into a personalized attack on Mr. Karson's leadership. Mr. Karson has been the CEO of the Company since 2001, and we have supported him and will continue to support him in that endeavor. He deserves the credit for the successes we have achieved and he has the capability to lead the Company forward to improved performance as we have described above. We have reviewed your criticism specifically with Mr. Kahn whose judgment you value so highly and Mr. Cooper who was formerly associated with you - and they profoundly disagree with your criticism and believe he deserves the Board's continued support. We unanimously support Mr. Karson and believe your personal attacks on him to achieve your agenda only diminish you and your campaign.

Procedural Matters
------------------

     You say Mr. Karson's refusal to meet with you is the reason you wrote your letter, and you express disappointment "that the Company has chosen to attack [you] rather than being receptive to [your] offer of assistance." In fact our Audit Committee merely requested resolution of several preliminary issues as a predicate to our willingness to engage in any substantive discussion with you regarding the Company's future. Accusing the Company of "using diversions and smokescreens" to avoid a meeting with you is absolutely incorrect and does not address our concerns. There has been, and continues to be, a quick and simple mechanism through which you can address the concerns we have previously raised: provide the requested information, pure and simple. While you have been quick to deny any improprieties and equally quick to criticize the Company, you are not so quick to allow sunshine or illumination to test your own statements. We believe there is ample basis for the concerns expressed and the Board remains resolved to take whatever action is needed to protect the Company.

                                Very truly yours,

            MARC COOPER                              HAROLD D. KAHN

            /s/ MARC COOPER                          /s/ HAROLD D. KAHN
            --------------------                     ------------------------
            Marc Cooper                              Harold D. Kahn



            PETER MIGLIORINI                         THOMAS H. SCHWARTZ

            /s/ PETER MIGLIORINI                     /s/ THOMAS H. SCHWARTZ
            --------------------                     ------------------------
            Peter Migliorini                         Thomas H. Schwartz


            AWADHESH SINHA

            /s/ AWADHESH SINHA
            --------------------
            Awadhesh Sinha

Steven Madden, Ltd. designs and markets fashion-forward footwear for women, men and children. The shoes are sold through Steve Madden retail stores, department stores, apparel and footwear specialty stores, and on-line at http://www.stevemadden.com . The Company has several licenses for the Steve Madden and Stevies brands, including eyewear, hosiery, and belts, owns and operates one retail store under its Steven brand, and is the licensee for l.e.i Footwear, Candie's Footwear and UNIONBAY Men's Footwear.

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms "believes", "belief", "expects", "intends", "anticipates" or "plans" to be uncertain and forward-looking. The forward looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

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